                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 31, 1994



Westmoreland Coal Company
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          (Exact name of registrant as specified in its charter)



Delaware                                0-752               23-1128670
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(State or other          (Commission File Number)           (IRS Employer
Jurisdiction of                                             Identification No.)
incorporation)


700 The Bellevue, 200 South Broad Street
Philadelphia, Pennsylvania                                               19102
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(Address of principal executive offices)                             (zip code)


Registrant's telephone number, including area code:     (215) 545-2500
                                                        --------------


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Item 5.   OTHER EVENTS.

     On August 25, 1994, Westmoreland Coal Company announced that it has terminated its negotiations with a purchaser group represented by LCRW Power Company, L.P. for the sale of the assets of its wholly-owned subsidiary, Westmoreland Energy, Inc.

     A press release describing the transaction is attached as an exhibit and incorporated herein by reference.

Item 7.   EXHIBITS.

     Press release dated August 25, 1994

                                        2



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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   WESTMORELAND COAL COMPANY



Date:  August 31, 1994             By: Theodore E. Worcester
                                       -----------------------------------
                                       Theodore E. Worcester
                                       Senior Vice President


                                        3


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                                  EXHIBIT INDEX
                                                                 Sequentially
Number                  ----------------------                   Page
- - ------                                                           ----

  1              Press release dated August 25, 1994.                5


                                        4



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                 ----------------------------------------------
                            WESTMORELAND COAL COMPANY
                           TERMINATES PROPOSED SALE OF
                       WESTMORELAND ENERGY, INC. AND WILL
                                  KEEP COMPANY
                 ----------------------------------------------

Philadelphia, PA -- August 25, 1994 -- Westmoreland Coal Company (NYSE:WCX) today announced that negotiations had terminated with a purchaser group represented by LCRW Power Company, L.P. for the sale of the assets of Westmoreland Energy, Inc. Westmoreland and LCRW had entered into an agreement in principle on April 18, 1994 calling for negotiation of a definitive agreement for the sale of the assets of Westmoreland Energy to the purchaser group for a cash purchase price in excess of $50 Million, assumption of equity obligations, and other consideration.

     According to Christopher K. Seglem, President and Chief Executive Officer of Westmoreland, "Because of the early stage of Westmoreland Energy's projects and other developments it has not been possible to establish the value of Westmoreland Energy and other terms and conditions of sale with the certainty we deem necessary and prudent at this time for such a valuable and important asset. Thus, we are no longer offering Westmoreland Energy for sale. We will reclassify it as a continuing operation and expect it will make a significant and growing contribution to our operating earnings."

     On July 28, 1994, Westmoreland announced that a definitive agreement of sale had been reached to sell its Kentucky Criterion Coal Company assets to CONSOL of Kentucky, Inc. for a cash purchase price of $85 million. Proceeds from that sale will be used to repay approximately $45 million of Westmoreland credit obligations and to meet equity contribution obligations through 1995 of approximately $28 million for current Westmoreland Energy projects.

                                       ###


Contact:  R. Page Henley
          (804) 980-5216